UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-4018	53-0257888
(Commission File Number)	(IRS Employer Identification No.)

3005 Highland Parkway Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 630-541-1540

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On May 22, 2018, Dover Corporation (“Dover”) entered into a Master Confirmation and Supplemental Confirmation (the “ASR Agreement”) with Goldman Sachs & Co. LLC (“Goldman”) pursuant to which it will repurchase $700 million of its common stock, par value $1.00 per share (the “ASR Program”). Dover is conducting the accelerated share repurchase under a repurchase authorization for an aggregate of 20,000,000 shares approved by its board of directors in February 2018. Dover will fund the accelerated share repurchase with funds received from Apergy Corporation (“Apergy”) in connection with the consummation of the Apergy spin-off transaction.

Under the terms of the ASR Agreement, Dover will pay Goldman $700 million on May 24, 2018 and on that date will receive initial deliveries of approximately 7,078,751 million shares, representing a substantial majority of the shares expected to be retired over the course of the ASR Agreement. The total number of shares ultimately repurchased under the ASR Agreement will be based on the volume-weighted average share price of Dover’s common stock during the calculation period of the ASR Program, less a discount. The accelerated share repurchase is scheduled to be completed in 2018, subject to postponement or acceleration under the terms of the ASR Agreement. The actual number of shares repurchased will be determined at the completion of the ASR Program. The ASR Agreement contains the principal terms and provisions governing the ASR Program customary for agreements of this type, including, but not limited to, the mechanism used to determine the number of shares that will be delivered, the required timing of delivery of the shares, the specific circumstances under which Goldman is permitted to make adjustments to valuation periods and other economic terms, the specific circumstances under which the ASR Program may be terminated early, and various acknowledgments, representations and warranties made by Dover and Goldman to one another.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Master Confirmation – Accelerated Stock Buyback, dated as of May 22, 2018, between Dover Corporation and Goldman Sachs & Co. LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOVER CORPORATION

Date: May 22, 2018	By:	/s/ Ivonne M. Cabrera
Ivonne M. Cabrera
Senior Vice President, General Counsel & Secretary